UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 27, 2023
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Fortrea’s Response to Inaccurate Reports of Trial Conduct

On November 27, 2023, ACELYRIN, INC issued a press release and filed an 8-K that included references to two clinical trials on its investigational product, for which Fortrea served as its CRO. Fortrea disputes the accuracy of statements that ACELYRIN has made and the characterization of those statements in subsequent media reports.
First, as part of those disclosures, ACELYRIN implied, and media reported that the trial evaluating the product in the treatment of Hidradenitis Suppurativa (HS) was not conducted properly by Fortrea and that this may have impacted the outcome of the trial. Fortrea objects to the implications that Fortrea’s study conduct impacted the trial outcomes. Fortrea stands behind its conduct of the HS clinical trial in accordance with the protocol and applicable regulatory requirements.
Second, in the trial evaluating the product in the treatment of Psoriatic Arthritis (PsA), the description of events related to testing processes and the identification of the third-party programming error are neither accurate nor complete. Specifically, we object to the statements related to “the provider’s testing processes” and who uncovered the third-party error. Furthermore, the sequencing issue is isolated to two arms of the PsA trial and is not related to the HS trial. ACELYRIN has concluded that there is no risk to patient safety resulting from the sequencing errors in the PsA trial.
Fortrea will continue to work with ACELYRIN to complete the analysis of the PsA trial and help it navigate the best path forward.
Fortrea has successfully conducted thousands of clinical trials for more than 30 years, all while upholding the highest standards of integrity for all our customers. We have an unwavering commitment to the safety and well-being of patients and clinical trial participants, to data integrity, and to the ethical conduct of clinical trials.
Note: The third-party responsible for programming cannot be named due to contractual commitments. However, it is not endpoint Clinical, which is affiliated with Fortrea.
The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filings. The furnishing of such information is not intended to constitute a representation that such furnishing is required by Regulation FD or that such information includes material investor information that is not otherwise publicly available.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s ability to continue to work with ACECLYRIN on its clinical trials. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Information Statement filed with the Company’s Registration Statement on Form 10, as amended (the “Form 10”), as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this Current Report and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary

Date: November 29, 2023